   As filed with the Securities and Exchange Commission on December 27, 2004
                                                      Registration No. 333-69246
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                           SAFEGUARD SCIENTIFICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Pennsylvania                                  23-1609753
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                           800 The Safeguard Building
                              435 Devon Park Drive
                         Wayne, Pennsylvania 19087-1945
          (Address of Principal Executive Offices, including Zip Code)

                           Safeguard Scientifics, Inc.
                                 Retirement Plan
                            (Full Title of the Plan)

                                 Steven J. Feder
                    Senior Vice President and General Counsel
                           Safeguard Scientifics, Inc.
                           800 The Safeguard Building
                              435 Devon Park Drive
                              Wayne, PA 19087-1945
                                 (610) 293-0600
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                   Copies to:
                            Richard B. Aldridge, Esq.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                          DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-69246) filed on September 10, 2001 (the "Registration Statement") as it pertains to the shares of Common Stock, par value $0.10 per share, of Safeguard Scientifics, Inc. (the "Common Stock"), associated with participation in the Safeguard Scientifics, Inc. Retirement Plan (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended, the Registration Statement also covered an indeterminate amount of interests to be offered and sold pursuant to the Plan (the "Plan Interests"). The Plan no longer offers the Common Stock as a voluntary investment option for participants in the Plan.

The undersigned Registrant hereby removes and withdraws from registration all shares and the Plan Interests, as previously registered pursuant to the Registration Statement and relating to the Plan, which remain unsold. The Plan will file with the Securities and Exchange Commission a Form 15 to suspend the duty under Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file reports required by Section 13(a) of the Exchange Act with respect to the Plan Interests.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on this 27th day of December, 2004.

                                   SAFEGUARD SCIENTIFICS, INC.


                                   By:      /s/ Anthony L. Craig
                                         -----------------------------
                                         Anthony L. Craig
                                         Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


         Signature                           Title                         Date
         ---------                           -----                         ----

    /s/ Anthony L. Craig          Chief Executive Officer and       December 27, 2004
-----------------------------     President, and Director
      Anthony L. Craig            (Principal Executive Officer)

  /s/ Christopher J. Davis        Executive Vice President and      December 27, 2004
-----------------------------     Chief Administrative &
     Christopher J. Davis         Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

   /s/ Julie A. Dobson            Director                          December 27, 2004
-----------------------------
    Julie A. Dobson

   /s/ Robert E. Keith, Jr.       Chairman of the Board of          December 27, 2004
-----------------------------     Directors
    Robert E. Keith, Jr.

  /s/ Andrew E. Lietz             Director                          December 27, 2004
-----------------------------
    Andrew E. Lietz

   /s/ George MacKenzie           Director                          December 27, 2004
-----------------------------
    George MacKenzie

   /s/ Jack L. Messman            Director                          December 27, 2004
-----------------------------
    Jack L. Messman


    /s/ John W. Poduska, Sr.      Director                          December 27, 2004
----------------------------
     John W. Poduska, Sr.

    /s/ Robert Ripp               Director                          December 27, 2004
----------------------------
     Robert Ripp

   /s/ John J. Roberts            Director                          December 27, 2004
----------------------------
     John J. Roberts

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the Safeguard Scientifics, Inc. Retirement Plan has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on December 27, 2004.

                             SAFEGUARD SCIENTIFICS, INC.
                             RETIREMENT PLAN

                             By: Safeguard Scientifics, Inc., Plan Administrator



                             By:      /s/ Steven J. Feder
                                 -----------------------------------------------
                                      Steven J. Feder
                                      Senior Vice President and General Counsel